AMENDMENT NUMBER TWO TO THE
NORTHERN TRUST CORPORATION
SUPPLEMENTAL THRIFT-INCENTIVE PLAN
(As Amended and Restated Effective as of January 1, 2008)

WHEREAS, the Northern Trust Corporation (the “Corporation”) maintains the Northern Trust Corporation Supplemental Thrift-Incentive Plan, As Amended and Restated effective as of January 1, 2008 (the “Plan”); and

WHEREAS, amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue and in exercise of the amending power reserved to the Corporation under section 7.1 of the Plan, the Plan is hereby amended, effective as of January 1, 2015, to delete Section 2.1(a)(iii) of the Plan in its entirety and to substitute the following therefor:

“(iii)
An employee of the Company who is ineligible to participate in the Plan on the first day of a Plan Year (i) because he was not eligible for the Qualified Plan on the first day of the Plan Year, or (ii) because his Salary did not exceed the Code Section 401(a)(17) limitation for the prior Plan Year, or (iii) on account of both of the reasons described in clauses (i) and (ii), and who as of any subsequent date during such Plan Year is both eligible for the Qualified Plan and has received Salary in such Plan Year that exceeds the compensation limit set forth in Code Section 401(a)(17), shall become eligible to participate in the Plan for that Plan Year only for purposes of Supplemental Matching Contributions. Such eligibility shall be effective as of the date such employee has received Salary in such Plan Year that exceeds the Code Section 401(a)(17) limit or, if later, as of the date he first becomes eligible to receive Matching Contributions under the Qualified Plan in that Plan Year. Such Supplemental Matching Contributions shall be based on the employee's rate of contribution to the Qualified Plan on the date his contributions to the Qualified Plan ceased and on the Salary he receives in that Plan Year after first becoming eligible to participate in the Plan pursuant to the preceding two sentences."

IN WITNESS WHEREOF, the Corporation has caused this amendment to be executed on its behalf this 6th day of August, 2015, effective as of January 1, 2015.

NORTHERN TRUST CORPORATION

By:	/s/ Kathryn A. O’Neill
Name:	Kathryn A. O’Neill
Title:	Senior Vice President,
Compensation, Benefits and Global Mobility